Exhibit 99.1

Bank of Commerce Holdings
(NASDAQ: BOCH)
Company Press Release

Company Profile
•	Founded 1982

•	Five offices — three markets

•	Redding Bank of Commerce™

•	Roseville Bank of Commerce™

•	Sutter Bank of Commerce™

•	Bank of Commerce Mortgage™
Investor Highlights
•	5% stock dividend — 1986

•	Annual cash dividends — 1988

•	Two for one stock split — 1985

•	Three for one stock split — 1998

•	10% stock dividend — 2000

•	Three for one stock split — 2004

•	Quarterly dividends — 2005

•	ACQB Index — America’s Community Bank Index
Business Overview
Bank of Commerce Holdings (the “Holding Company”) is a financial holding company (“FHC”) registered under the Bank Holding Company Act of 1956, as amended, and was incorporated in California on January 21, 1982. The Company owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™.
Contact Information
Michael C. Mayer, President & CEO
Telephone (530) 224-7361
Linda J. Miles, Chief Financial Officer
Telephone (530) 224-7318
www.reddingbankofcommerce.com
Market Data
Exchange: NASDAQ
Symbol: BOCH
Shares outstanding at 9/20/06: 8,798,172
Market Cap: $91,500,989
Recent Price: $10.40
52 week range: $9.14 - $11.00
Price/ Book (%): 221.28
SNL™ Peer Price/Book (%): 224.18
Price/Earnings (x): 13.87
SNL™ Peer Price/Earnings (x): 16.86
Price/LTM EPS (x): 13.87
Dividend Yield (%): 2.69
SNL ™ Peer Dividend Yield(%): 0.88
YTD Volume traded: 435,571
Insider Ownership: 30.32%
For immediate release:
Bank of Commerce Holdings announces Stock Repurchase Program

REDDING, California, September 20, 2006/ PR Newswire — Michael C. Mayer, President and CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $576 million asset financial holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™ today announced that the Board of Directors has authorized a common stock repurchase program. The program calls for a repurchase of up to 2.2% of the Company’s outstanding shares based on the 8,798,172 shares outstanding on September 20, 2006.
“The Board decision reflects management’s confidence in our Company’s future. Both RBC Management and the Board of Directors are committed to building shareholder value, and an expanded stock repurchase will benefit shareholders by giving them a choice to participate in the repurchase program and sell their shares back to the Company. This is a distinct opportunity for odd lot investors to take advantage of the program and liquidate their holdings. In addition, the repurchase may qualify for capital gains tax benefits whereas dividends are taxed as ordinary income. The stock repurchase program offers a shareholder-friendly way to distribute cash to the investor,” says Michael C. Mayer.
“By capitalizing on the strength of our balance sheet and the sustainability of our cash flows, we are making a long term investment in RBC and improving shareholder returns, through increased return on equity and earnings per share performance.” he added.
All transactions will be structured to comply with the Securities and Exchange Commission Rule 10b-18 and all shares repurchased under the program will be retired. The repurchase will be executed through the open market. The Company expects to spread the repurchase over the next three calendar quarters.
Shareholders interested in participating in the stock repurchase program may contact the following:
Dave Bonaccorso
Howe Barnes Investment
555 Market Street
San Francisco, CA 94111
Telephone: (800) 346-5544
The Company is a federally insured California banking corporation and opened on October 22, 1982. Redding Bank of Commerce has five full service offices.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, Sutter Bank of Commerce™ and Bank of Commerce Mortgage™. The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Investment Inc./ Dave Bonaccorso
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Morgan Stanley/ Rick Hill
310 Hemsted Drive, Suite 100
Redding, CA (800) 733-6126
Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112